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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                               ________________


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      ENDO PHARMACEUTICALS HOLDINGS INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                               13-4022871
    --------------------------                               -------------------
    (State of Incorporation or                                (I.R.S. Employer
          Organization)                                      Identification No.)


    223 Wilmington-West Chester Pike
        Chadds Ford, Pennsylvania                                   19317
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


 If this form relates to the              If this form relates to the
 registration of a class of               registration of a class of
 securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
 of the Exchange Act and is effective     of the Exchange Act and is effective
 pursuant to General Instruction          pursuant to General Instruction
 A.(c), please check the following        A.(d), please check the following
 box.  [X]                                box.  [_]

Securities Act registration statement file number to which this form relates:
333-39040
---------

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                Name of Each Exchange on Which
       to be so Registered                Each Class is to be Registered
       -------------------                ------------------------------

 Common Stock, par value $.01 per             Nasdaq National Market
  share

 Warrants to purchase shares of               Nasdaq National Market
  Common Stock


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               ----------------
                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.

          The securities of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Registrant"), to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are (i) shares of common stock, par value $.01 per share, of the Registrant (the "Endo Common Stock") and (ii) warrants to purchase shares of Endo Common Stock (the "Endo Common Stock Warrants"). A description of the Endo Common Stock and Endo Common Stock Warrants is set forth under the captions "DESCRIPTION OF ENDO CAPITAL STOCK-- Endo Common Stock" and "DESCRIPTION OF THE ENDO WARRANTS --Warrants Issued to Current Algos Stockholders in the Merger" in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 of the Registrant (Registration No. 333-39040), filed with the Securities and Exchange Commission (the "Commission") on June 9, 2000, as amended on June 14, 2000, and as amended post-effectiveness on July 12, 2000, and as may be further amended (the "Registration Statement"), which is incorporated herein by reference.


Item 2.   Exhibits.

  Exhibit No.  Description
  -----------  -----------

       1. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration Statement filed with the Commission on June 9,
               2000)

       2. Form of Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement filed with the Commission on June 9, 2000)

       3. Form of Amended and Restated Executive Stockholders Agreement (incorporated herein by reference to Exhibit 4.1 of the Registration Statement filed with the Commission on June 9, 2000)

       4. Form of Amended and Restated Employee Stockholders Agreement (incorporated herein by reference to Exhibit 4.2 of the Registration Statement filed with the Commission on June 9, 2000)

       5. Form of certificate evidencing Endo Common Stock (incorporated herein by reference to Exhibit 4.3 of the Registration Statement filed with the Commission on June 9, 2000)

                                       2
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       6.      Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.4 of the Registration Statement filed with the Commission on June 9, 2000)

       7. Form of Endo Warrant Agreement (incorporated herein by reference to Exhibit 10.1 of the Registration Statement filed with the Commission on June 9, 2000)

       8. Form of Algos Warrant Agreement (incorporated herein by reference to Exhibit 10.2 of the Registration Statement filed with the Commission on June 9, 2000)

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ENDO PHARMACEUTICALS HOLDINGS INC.


                                  By: /s/ Carol A. Ammon
                                      ------------------------------------------
                                      Name:  Carol A. Ammon
                                      Title: President & Chief Executive Officer


Date:  July 12, 2000

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